UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009

FIRSTPLUS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-13753	75-2561085
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

3965 Phelan Boulevard Suite 209 Beaumont, Texas 77707 (Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (409) 363-0695

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On June 29, 2009, FirstPlus Financial Group, Inc. a Nevada corporation (the “Debtor”) filed its Current Report on Form 8-K with the Securities and Exchange Commission disclosing the Debtor filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (“Bankruptcy Court”).

The Debtor’s chapter 11 case (the “Case”) is being administered by the Bankruptcy Court as Case No. 09-33918.

        On July 24, 2009, The Debtor announced it has voluntarily agreed to to the appointment of a Chapter 11 Trustee to administer the Case in lieu of the Debtor in Possession. Based on the Company's agreement, the Bankruptcy Court on July 24, 2009 authorized the appointment of Matthew Orwig as Chapter 11 Trustee.

A copy of the press release announcing the above is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Most of the Debtor’s filings with the Bankruptcy Court will be available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court’s web site (http://www.txnb.uscourts.gov/). The Debtor undertakes no obligation to make any further public announcement with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.

Item 9.01 Financial Statements and Exhibits. (d) Exhibits Exhibit No. 99.1 Press Release dated July 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTPLUS FINANCIAL GROUP, INC.

Date: July 24, 2009	By:	/s/Jack Roubinek
Name: Jack Roubinek
Title: Chief Executive Officer

Exhibit 99.1

Exhibit 99.1 Press Release dated July 24, 2009

FirstPlus Financial Group, Inc. Agrees to an Appointed Trustee in Chapter 11 Case

Move To Speed Process and Recovery of Assets

BEAUMONT, Texas, July 24 /PRNewswire-FirstCall/ --  FirstPlus Financial Group, Inc. (Pink Sheets: FPFX.PK), announced today the Company will consent to the United States Trustee's request for the appointment of a Chapter 11 Trustee in lieu of the Debtor in Possession to manage the Company's bankruptcy estate.  The Company filed for relief under Chatper 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division on June 23, 2009, in hopes of enhancing liquidity while it reorganizes it's operations.

After considering a variety of factors and after consulting with Cox Smith Matthews Incorporated,  the Company’s bankruptcy counsel, the Company determined the appointment of a Chapter 11 Trustee was in the best interest of the Company, its shareholders and its creditors.  Based on the Company's agreement on July 24, 2009, the Bankruptcy Court authorized the appointment of Matthew Orwig as Chapter 11 Trustee. The Company has advised the Office of the U.S. Trustee it will cooperate with the appointed trustee in hopes of expediting the trustee's actions in managing the estate.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning future business conditions and the outlook for FirstPlus Financial Group, Inc. (the "Company") is based on currently available information that involves risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company's expectations concerning the bankruptcy process and the commencement of its business plans. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, including, without limitation, (1) the impact of today's announcement on the Company's business plans; (2) the ability of the Company to fund and execute its business plans;(3) the ability of the Company to continue as a going concern; (4) the ability of the Company to obtain approval of and operate pursuant to the agreement with its secured creditor for the use of its cash collateral; (5) the ability of the Company to obtain court approval of the Company's motions in the Chapter 11 proceeding pursued by it from time to time; (6) the ability of the Company to develop, pursue, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 case; (7) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, or the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; (8) the ability of the Company to obtain and maintain normal terms with service providers; (9) the ability of the Company to maintain contracts that are critical to its operations; (10) potential adverse developments with respect to the Company's liquidity or business plans;(11) the ability of the Company to retain and compensate key executives, advisors and other key personnel; (12) the ability of the Company to attract and retain customers; and (13) any further deterioration in the macroeconomic of consumer lending services environment or consumer confidence. Each forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

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SOURCE FIRSTPLUS Financial Group, Inc.

Website: http://www.firstplusgroup.com

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